Exhibit 10.8.2

FIRST AMENDMENT TO THE

DUE DILIGENCE AGREEMENT

This First Amendment to the Due Diligence Agreement (this “Amendment”), is entered into and effective as of January 31, 2023, by and between Tectonic Advisors, LLC, a Texas limited liability company formerly known as III:I Financial Management Research, L.P. (“Tectonic”), and Cain, Watters & Associates, P.L.L.C., a Texas professional limited liability company (“CWA”).

Recitals

WHEREAS, Tectonic and CWA are parties to that certain Due Diligence Agreement, dated February 15, 2006, effective as of January 15, 2006, and as supplemented on November 5, 2007 (as supplemented, the “Due Diligence Agreement”); and

WHEREAS, Tectonic and CWA desire to amend the Due Diligence Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, which are acknowledged by the parties to be fair and adequate consideration for their respective obligations and commitments hereunder, and intending to be legally bound hereby, the parties agree as follows:

1.    Defined Terms; Section References. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning ascribed to such terms in the Due Diligence Agreement. Unless otherwise specified, all section references in this Amendment refer to sections of the Due Diligence Agreement.

2.    Name Change. All references in the Due Diligence Agreement to “FMR” shall be amended to refer to “Tectonic.”

3.    Article II, Section F. Article 2, Section F of the Due Diligence Agreement is hereby amended and restated in its entirety as follows:

“Term. The term of this Agreement shall commence on the effective date of this Agreement and terminate on the date on which that certain Support Services Agreement dated February 5, 2015 by and between CWA and Tectonic, as it may be amended from time to time, terminates, unless extended through mutual written agreement by CWA and Tectonic.”

4.    Article V, Section J. Article V, Section J of the Due Diligence Agreement is hereby deleted in its entirety, and for the avoidance of doubt, Article V, Section J shall be marked “Reserved.”

5.    Effect of Amendment. Except as otherwise expressly set forth herein, all other terms and conditions of the Due Diligence Agreement remain in full force and effect without modification. From and after the execution of this Amendment by the parties hereto, any reference to the Due Diligence Agreement shall be deemed a reference to the Due Diligence Agreement as amended hereby.

6.    Governing Law. This Amendment shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

7.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

8.     Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

TECTONIC ADVISORS, LLC

By:          /s/ A. Haag Sherman

Name:     A. Haag Sherman

Title:       Chief Executive Officer

CAIN, WATTERS & ASSOCIATES, LLC

By:         /s/ Daniel C. Wicker

Name:    Daniel C. Wicker

Title:      Managing Member

[Signature Page to First Amendment to the Due Diligence Agreement]